EXHIBIT 10.7

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	AGREEMENT DATE	INITIALS
103428-02	CTD Holdings, Inc.		03/22/11	BM
NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$100,000.00	Wall Street Journal Prime plus	6.5%	Payable on Demand	Commercial
2.000%
Creditor Use Only

COMMERCIAL LOAN AGREEMENT

Revolving Draw Loan
DATE AND PARTIES. The date of this Commercial Loan Agreement (Agreement) is March 22, 2011. The parties and their addresses are as follows:
LENDER:

SUNSTATE FEDERAL CREDIT UNION
405 SE 2nd Place
Gainesville, FL 32602

BORROWER:

CTD HOLDINGS, INC.
a Florida Corporation
27317 NW 78th Avenue
High Springs, FL 32643

1. DEFINITIONS.  For the purposes of this Agreement, the following terms have the following meanings.

A. Accounting Terms.  In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.

B. Insiders.  Insiders include those defined as insiders by the United States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, employee, stockholder or member, director, partner, or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.

C. Loan.  The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

D. Loan Documents.  Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Pronouns.  The pronouns "I", "me" and "my" refer to every Borrower signing this Agreement, individually or together.  "You" and "your" refers to the Loan's lender.

F. Property.  Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

2. ADVANCES.  Advances under this Agreement are made according to the following terms and conditions.

A. Multiple Advances - Revolving.  In accordance with the terms of this Agreement and other Loan Documents, you will extend to me and I may from time to time borrow, repay, and reborrow, one or more advances.  The amount of advances will not exceed $100,000.00 (Principal).

B. Requests for Advances.  My requests are a warranty that I am in compliance with all the Loan Documents.  When required by you for a particular method of advance, my requests for an advance must specify the requested amount and the date and be accompanied with any agreements, documents, and instruments that you require for the Loan.  Any payment by you of any check, share draft or other charge may, at your option, constitute an advance on the Loan to me.  All advances will be made in United States dollars.  I will indemnify you and hold you harmless for your reliance on any request for advances that you reasonably believe to be genuine.  To the extent permitted by law, I will indemnify you and hold you harmless when the person making any request represents that I authorized this person to request an advance even when this person is unauthorized or this person's signature is not genuine.

 I or anyone I authorize to act on my behalf may request advances by the following methods.

(1) I make a request in person.

(2) I make a request by phone.

(3) I make a request by mail.

C. Advance Limitations.  In addition to any other Loan conditions, requests for, and access to, advances are subject to the following limitations.

(1) Obligatory Advances.  You will make all Loan advances subject to this Agreement's terms and conditions.

(2) Advance Amount.  Subject to the terms and conditions contained in this Agreement, advances will be made in exactly the amount I request.

(3) Cut-Off Time.  Requests for an advance received before 05:00 AM will be made on any day that you are open for business, on the day for which the advance is requested.

(4) Disbursement of Advances.  On my fulfillment of this Agreement's terms and conditions, you will disburse the advance in any manner as you and I agree.

(5) Credit Limit.  I understand that you will not ordinarily grant a request for an advance that would cause the unpaid principal of my Loan to be greater than the Principal limit.  You may, at your option, grant such a request without obligating yourselves to do so in the future.  I will pay any over advances in addition to my regularly scheduled payments.  I will repay any over advance by repaying you in full within 10 days after the overdraft occurs.

(6) Records.  Your records will be conclusive evidence as to the amount of advances, the Loan's unpaid principal balances and the accrued interest.

D. Conditions.  I will satisfy all of the following conditions before you either issue any promissory notes or make any advances under this Agreement.

(1) No Default.  There has not been a default under this Agreement or any other Loan Documents nor would a default result from making the Loan or any advance.

(2) Information.  You have received all documents, information, certifications and warranties as you may require, all properly executed, if appropriate, on forms acceptable to you.

(3) Inspections.  You have made all inspections that you consider necessary and are satisfied with this inspection.

(4) Conditions and Covenants.  I will have performed and complied with all conditions required for an advance and all covenants in this Agreement and any other Loan Documents.

(5) Warranties and Representations.  The warranties and representations contained in this Agreement are true and correct at the time of making the requested advance.

(6) Financial Statements.  My most recent financial statements and other financial reports, delivered to you, are current, complete, true and accurate in all material respects and fairly represent my financial condition.

(7) Bankruptcy Proceedings.  No proceeding under the United States Bankruptcy Code has been commenced by or against me or any of my affiliates.

3. DEMAND.  I agree to fully repay the Loan on demand.

4. WARRANTIES AND REPRESENTATIONS.  I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.

A. Power.  I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate.  I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority.  The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

C. Name and Place of Business.  Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name.  Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

D. Hazardous Substances.  Except as I previously disclosed in writing and you acknowledge in writing, no Hazardous Substance, underground tanks, private dumps or open wells are currently located at, on, in, under or about the Property.

E. Use of Property.  After diligent inquiry, I do not know or have reason to know that any Hazardous Substance has been discharged, leached or disposed of, in violation of any Environmental Law, from the property onto, over or into any other property, or from any other property onto, over or into the property.

F. Environmental Laws.  I have no knowledge or reason to believe that there is any pending or threatened investigation, claim, judgment or order, violation, lien, or other notice under any Environmental Law that concerns me or the property.  The property and any activities on the property are in full compliance with all Environmental Law.

G. Loan Purpose.  The purpose of this Loan is for working capital needs.

H. No Other Liens.  I own or lease all property that I need to conduct my business and activities.  I have good and marketable title to all property that I own or lease.  All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent to in writing.

I. Compliance With Laws.  I am not violating any laws, regulations, rules, orders, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should I lose.

5. FINANCIAL STATEMENTS.  I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect.  I will provide you with financial information in a form that you accept and under the following terms.

A. Certification.  I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

B. Frequency.  Annually, I will provide to you my financial statements, tax returns, annual internal audit reports or those prepared by independent accountants as soon as available or at least within 105 days after the close of each of my fiscal years.  Any annual financial statements that I provide you will be prepared statements.

C. Requested Information.  I will provide you with any other information about my operations, financial affairs and condition within 10 days after your request.

D. Additional Financial Statements Term.  DURING THE TERM OF THIS LOAN, I/WE WILL PROVIDE THE FOLLOWING INFORMATION WITHIN THE TIME FRAMES OUTLINED:

 -ANNUAL SIGNED FEDERAL TAX RETURNS DUE TO THE LENDER NO LATER THAN 105 DAYS FOLLOWING EACH FISCAL YEAR END.  IF AN EXTENSION IS FILED, A COPY OF SAME WILL PROMPTLY BE SUPPLIED TO THE LENDER AND THEN THE SIGNED COPY OF THE TAX RETURN WILL BE DUE TO THE LENDER THE SAME DAY IT IS DUE TO THE IRS.

6. COVENANTS.  Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.

A. Participation.  I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the Loan with the other participants or syndicators.

B. Inspection.  Following your written request, I will immediately pay for all one-time and recurring out-of-pocket costs that are related to the inspection of my records, business or Property that secures the Loan.  Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my Property is located during regular business hours to do the following.

(1) You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.

(2) You may discuss my affairs, finances and business with any one who provides you with evidence that they are a creditor of mine, the sufficiency of which will be subject to your sole discretion.

(3) You may inspect my Property, audit for the use and disposition of the Property's proceeds and proceeds of proceeds; or do whatever you decide is necessary to preserve and protect the Property and your interest in the Property.

 After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer and I may be present during these discussions.  As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies of these records.  You will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.

C. Business Requirements.  I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises.  I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property.  I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.

D. Compliance with Laws.  I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose.  Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974's requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws.  On your request, I will provide you with written evidence that I have fully and timely paid my taxes, assessments and other governmental charges levied or imposed on me, my income or profits and my property.  Taxes include without limitation sales taxes, use taxes, personal property taxes, documentary stamp taxes, recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes.  I will adequately provide for the payment of these taxes, assessments and other charges that have accrued but are not yet due and payable.

E. New Organizations.  I will obtain your written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all the assets of another; materially changing the legal structure, management, ownership or financial condition; or effecting or entering into a domestication, conversion or interest exchange.

F. Other Liabilities.  I will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations, except: debt in existence on the date of this Agreement and fully disclosed to you; debt subordinated in payment to you on conditions and terms acceptable to you; accounts payable incurred in the ordinary course of my business and paid under customary trade terms or contested in good faith with reserves satisfactory to you.

G. Notice to You.  I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this Agreement or any other Loan Document, or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.

H. Dispose of No Assets.  Without your prior written consent or as the Loan Documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets' depreciated book value or more.

I. Insurance.  I will obtain and maintain insurance with insurers, in amounts and coverages that are acceptable to you and customary with industry practice.  This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at your request, business interruption and/or rent loss insurance.  At your request, I will deliver to you certified copies of all of these insurance policies, binders or certificates.  I will obtain and maintain a mortgagee clause (or lender loss payable clause) endorsement - naming you as the loss payee.  If you require, I will also obtain an "additional insured" endorsement - naming you as an additional insured.  I will immediately notify you of cancellation or termination of insurance.  I will require all insurance policies to provide you with at least 10 days prior written notice to you of cancellation or modification.  I consent to you using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this insurance.  I also authorize my insurer and you to exchange all relevant information related to any contract of insurance required by any document executed as part of this Loan.

J. Property Maintenance.  I will keep all tangible and intangible property that I consider necessary or useful in my business in good working condition by making all needed repairs, replacements and improvements and by making all rental, lease or other payments due on this property.

K. Property Loss.  I will immediately notify you, and the insurance company when appropriate, of any material casualty, loss or depreciation to the Property or to my other property that affects my business.

L. Additional Taxes.  I will pay all filing and recording costs and fees, including any recordation, documentary or transfer taxes or stamps, that are required to be paid with respect to this Loan and any Loan Documents.

M. Additional Covenants.  DURING THE TERM OF THIS PROMISSORY NOTE, I/WE HEREBY AGREE TO PAY THIS LINE OF CREDIT DOWN TO 10% (PERCENT) OR LESS OF THE COMMITTED LINE AMOUNT FOR AT LEAST THIRTY (30) CONSECUTIVE DAYS DURING EACH TWELVE (12) MONTH PERIOD.

 I/WE HEREBY AGREE AND WARRANT THAT AN ANNUAL MINIMUM GLOBAL DEBT SERVICE COVERAGE RATIO (GLOBAL DSCR) OF 1.25X WILL BE MAINTAINED.  THE RATIO WILL BE CALCULATED AS FOLLOWS: (NET INCOME FROM BORROWER AND ALL GUARANTORS + DEPRECIATION + INTEREST EXPENSE + INTANGIBLE AMORTIZATION EXPENSE) DIVIDED BY TOTAL DEBT SERVICE.

 BORROWERS AGREE TO ESTABLISH AND MAINTAIN AN OPERATING ACCOUNT WITH SUNSTATE FEDERAL CREDIT UNION FOR THE TERM OF THIS LOAN.

 THE OCCURRENCE OF ANY DEFAULT OF THE BORROWER(S) IN PAYMENT OF THIS PROMISSORY NOTE SHALL ALSO CONSTITUTE AN EVENT OF DEFAULT WITH RESPECT TO THE INDEBTEDNESS OF THE BORROWER(S) EVIDENCED BY THAT CERTAIN PROMISSORY NOTE NUMBER 103428-01 DATED MARCH 22, 2011, EXECUTED BY CTD HOLDINGS, INC., IN THE ORIGINAL PRINCIPAL AMOUNT OF $325,000.00, TOGETHER WITH ANY AND ALL EXTENSIONS, RENEWALS, MODIFICATIONS, SUBSTITUTIONS, REPLACEMENTS, AND CHANGES IN FORM THEREOF, WHICH MAY FROM TIME TO TIME AND FOR ANY TERM OR TERMS ARE EFFECTED BY AN AGREEMENT BETWEEN BORROWER(S) AND THE LENDER.

 BORROWER HEREBY AGREES AT ANY GIVEN TIME THE OUTSTANDING BALANCE UNDER THIS PROMISSORY NOTE WILL BE LIMITED TO NO MORE THAN 70% OF THE CURRENT OWNED EQUIPMENT VALUE.  ANY AMOUNTS IN EXCESS OF THIS WILL BE PAID DOWN WITHIN 30 (THIRTY) DAYS OF RECEIVING NOTIFICATION OF SAME FROM THE LENDER.

7. COLLECTION EXPENSES AND ATTORNEYS' FEES.  On or after the occurrence of an Event of Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement or any other Loan Document.  Expenses include, but are not limited to, attorneys' fees of 10 percent of the Principal sum due or a larger amount as the court judges as reasonable and just, court costs and other legal expenses.  These expenses are due and payable immediately.  If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan.  All fees and expenses will be secured by the Property I have granted to you, if any.  In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

8. APPLICABLE LAW.  This Agreement is governed by the laws of Florida, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.  In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Florida, unless otherwise required by law.

9. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS.  My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it.  You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan.  Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan.  You may assign all or part of your rights or duties under this Agreement or the Loan Documents without my consent.  If you assign this Agreement, all of my covenants, agreements, representations and warranties contained in this Agreement or the Loan Documents will benefit your successors and assigns.  I may not assign this Agreement or any of my rights under it without your prior written consent.  The duties of the Loan will bind my successors and assigns.

10. AMENDMENT, INTEGRATION AND SEVERABILITY.  This Agreement may not be amended or modified by oral agreement.  No amendment or modification of this Agreement is effective unless made in writing and executed by you and me.  This Agreement and the other Loan Documents are the complete and final expression of the understanding between you and me.  If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

11. INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

12. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing.  Notice to one Borrower will be deemed to be notice to all Borrowers.  I will inform you in writing of any change in my name, address or other application information.  I will provide you any financial statement or information you request.  All financial statements and information I give you will be correct and complete.  I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property.  Time is of the essence.

13. WAIVER OF JURY TRIAL.  All of the parties to this Agreement knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Agreement or any other Loan Document or related obligation.  All of these parties acknowledge that this section has either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

14. SIGNATURES.  By signing, I agree to the terms contained in this Agreement.  I also acknowledge receipt of a copy of this Agreement.

BORROWER:

CTD Holdings, Inc.

By: /s/ Charles E. Strattan
Charles E. Strattan, President

LENDER:

Sunstate Federal Credit Union

By: /s/ Brian Miller
Brian Miller, Commercial Loan Officer